Exhibit 99.1

ICON Leasing Fund Eleven Liquidating Trust

ANNUAL PORTFOLIO OVERVIEW

2016

Table of Contents

Introduction to Portfolio Overview	1

Portfolio Overview	1

Discussion	2

10% Status Report	2

Performance Analysis	2

Transactions with Related Parties	2

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Leasing Fund Eleven Liquidating Trust

As of April 30, 2017

Introduction to Portfolio Overview

Presented below is ICON Leasing Fund Eleven Liquidating Trust’s (the “Trust”) Portfolio Overview for the year ended December 31, 2016. References to “we,” “us,” and “our” are references to the Trust, and references to the “Managing Trustee” and the “Manager” are references to the manager of the Trust, ICON Capital, LLC.

As of December 31, 2016, all assets and liabilities from ICON Leasing Fund Eleven, LLC (the “Fund”) were transferred to the Trust.

The Fund raised $365,198,690 commencing with its initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. On May 1, 2014, we commenced our liquidation period. During our liquidation period, we have sold and will continue to sell our assets and/or let our investments mature in the ordinary course of business. Our liquidation period will continue if the sale of our remaining assets is not in the best interests of our members taking into account, among other things, current market conditions.

Portfolio Overview

As of December 31, 2016, our portfolio consisted of the following investment:

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with a condensate splitter and aromatics complex located on Jurong Island, Singapore
Maturity Date:	1/16/2021

Current Status:	See Discussion	Net Carrying Value:	$0 (1)

(1) Net carrying value of our investment in joint venture is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment. Our Managing Trustee determined to fully reserve the outstanding balance of the loan as of June 30, 2016.

ICON Leasing Fund Eleven Liquidating Trust

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to continue operations. In July 2016, a tolling arrangement with Jurong’s suppliers was implemented and the plant resumed operations. The Receiver has formally commenced the process of marketing the plant for sale and has received several bids. At this time, we are unable to predict whether the ultimate proceeds received by Jurong in connection with any such sale will result in a recovery of some of our investment. We will continue to closely monitor the operations of Jurong, the receivership process and the marketing process for sale of the plant through regular communications with the Receiver and certain other stakeholders.

10% Status Report

As of December 31, 2016, there were no investments in equipment that individually constituted at least 10% of the net book value of our investment portfolio. The only remaining investment as of December 31, 2016 was our investment in Jurong.

Performance Analysis

Capital Invested as of December 31, 2016	$462,506,880
Leverage Ratio	0.94:1*
% of Receivables Collected for the Quarter Ended December 31, 2016	N/A **

* Leverage ratio is defined as total liabilities divided by total equity.

** There were no scheduled receivables for the quarter ended December 31, 2016.

Transactions with Related Parties

We entered into certain agreements with our Managing Trustee and with CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), an affiliate of our Managing Trustee and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Managing Trustee was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Managing Trustee (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period (but not during our extended operating period), of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. In addition, our Managing Trustee may be reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our Managing Trustee or its affiliates that are necessary to our operations.

ICON Leasing Fund Eleven Liquidating Trust

Transactions with Related Parties (continued)

Our Managing Trustee performs or performed certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Our Managing Trustee also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our Managing Trustee of $0 and $70,705 for the years ended December 31, 2016 and 2015, respectively. Additionally, our Managing Trustee’s interest in the net loss attributable to us was $50,903 and $124,244 for the years ended December 31, 2016 and 2015, respectively.

Our Managing Trustee has waived the following fees and administrative expense reimbursements in relation to services provided during the years ended December 31, 2016 and 2015:

			Years Ended December 31,
Entity	Capacity	Description	2016	2015
ICON Capital, LLC	Managing Trustee	Management fees	$-	$212,897
ICON Capital, LLC	Managing Trustee	Administrative expense reimbursements	270,352	408,093
			$270,352	$620,990

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Balance Sheets

	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$252,177	$3,459,766
Other current assets	148,541	327,040
Total current assets	400,718	3,786,806
Non-current assets:
Investment in joint ventures	-	2,098,529
Total non-current assets	-	2,098,529
Total assets	$400,718	$5,885,335

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$194,515	$581,126
Total liabilities	194,515	581,126

Equity:
Beneficial owners' equity
Additional beneficial owners	3,397,592	8,436,982
Managing Trustee	(3,193,643)	(3,142,740)
Total beneficial owners' equity	203,949	5,294,242
Noncontrolling interests	2,254	9,967
Total equity	206,203	5,304,209
Total liabilities and equity	$400,718	$5,885,335

ICON Leasing Fund Eleven Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Operations

	Years Ended December 31,
	2016	2015
	(unaudited)
Revenue and other income (loss):
Rental income	$-	$6,360,041
Loss from investment in joint ventures	(2,110,407)	(11,518,496)
Gain on sale of assets, net	-	448,710
Gain on litigation	-	82,298
Other revenue	117,288	-
Total revenue and other income (loss)	(1,993,119)	(4,627,447)
Expenses:
General and administrative	1,199,697	2,345,789
Depreciation	-	4,927,106
Litigation settlement expense	1,891,000	-
Interest	-	27,481
Total expenses	3,090,697	7,300,376
Loss before income taxes	(5,083,816)	(11,927,823)
Income tax expense	-	(15,793)
Net loss	(5,083,816)	(11,943,616)
Less: net income attributable to noncontrolling interests	6,477	480,815
Net loss attributable to Fund Eleven Liquidating Trust	(5,090,293)	(12,424,431)

Net loss attributable to Fund Eleven Liquidating Trust allocable to:
Additional beneficial owners	$(5,039,390)	$(12,300,187)
Managing Trustee	(50,903)	(124,244)
	$(5,090,293)	$(12,424,431)

Weighted average number of additional beneficial interests outstanding	362,656	362,656
Net loss attributable to Fund Eleven Liquidating Trust per weighted average additional beneficial interests outstanding	$(13.90)	$(33.92)

ICON Leasing Fund Eleven Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Changes in Equity

	Beneficial Owners' Equity
	Additional Beneficial Interests	Additional Beneficial Owners	Managing Trustee	Total Beneficial Owners' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2014	362,656	$27,737,035	$(2,947,791)	$24,789,244	$2,346,119	$27,135,363

Net (loss) income	-	(12,300,187)	(124,244)	(12,424,431)	480,815	(11,943,616)
Distributions	-	(6,999,866)	(70,705)	(7,070,571)	(2,816,967)	(9,887,538)
Balance, December 31, 2015	362,656	8,436,982	(3,142,740)	5,294,242	9,967	5,304,209

Net (loss) income	-	(5,039,390)	(50,903)	(5,090,293)	6,477	(5,083,816)
Distributions	-	-	-	-	(14,190)	(14,190)
Balance, December 31, 2016 (unaudited)	362,656	$3,397,592	$(3,193,643)	$203,949	$2,254	$206,203

ICON Leasing Fund Eleven Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2016	2015
	(unaudited)
Cash flows from operating activities:
Net loss	$(5,083,816)	$(11,943,616)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss from investment in joint ventures	2,110,407	11,518,496
Depreciation	-	4,927,106
Gain on sale of assets, net	-	(448,710)
Interest expense, other	-	27,481
Changes in operating assets and liabilities:
Other assets	178,499	(327,040)
Accrued expenses and other liabilities	(386,611)	(306,642)
Due to Managing Trustee and affiliates, net	-	(228,736)
Distributions from joint venture	-	98,361
Net cash (used in) provided by operating activities	(3,181,521)	3,316,700
Cash flows from investing activities:
Proceeds from sales of leased equipment	-	2,991,400
Investment in joint venture	(11,878)	(17,497)
Net cash (used in) provided by investing activities	(11,878)	2,973,903
Cash flows from financing activities:
Distributions to beneficial owners	-	(7,070,571)
Distributions to noncontrolling interests	(14,190)	(2,816,967)
Net cash used in financing activities	(14,190)	(9,887,538)
Net decrease in cash and cash equivalents	(3,207,589)	(3,596,935)
Cash and cash equivalents, beginning of year	3,459,766	7,056,701
Cash and cash equivalents, end of year	$252,177	$3,459,766

Supplemental disclosure of non-cash investing and financing activities:
Mutual release of notes receivable and seller's credits obligations	$-	$5,350,503

ICON Leasing Fund Eleven Liquidating Trust

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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